UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 14, 2007
Linn Energy, LLC
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51719 (Commission File Number)	65-1177591 (IRS Employer Identification No.)

600 Travis, Suite 7000 Houston, Texas (Address of principal executive offices)	77002 (Zip Code)
Registrant’s telephone number, including area code: (281) 605-4100
NOT APPLICABLE
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b). Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Alan L. Smith, a director of Linn Energy, LLC (the “Company”) advised the Company through a letter dated June 14, 2007 that he will be resigning from the board of directors (the “Board”) of the Company effective immediately, and that he is not resigning because of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.
In connection with Mr. Smith’s resignation, the Company has reduced the size of the Board from five members to four and therefore will not nominate a candidate to replace Mr. Smith at the Company’s annual meeting of unitholders to be held on June 19, 2007 (the “Annual Meeting”). The Company intends to consider candidates to replace Mr. Smith after the Annual Meeting.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Linn Energy, LLC
Date: June 15, 2007	/s/ Charlene A. Ripley
Charlene A. Ripley
Senior Vice President, General Counsel and Corporate Secretary

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